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                                 EXHIBIT 23.4

                   CONSENT OF TRIDENT FINANCIAL CORPORATION
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                 [LETTERHEAD OF TRIDENT FINANCIAL CORPORATION]


                                 May 23, 1996



     We hereby consent to the use of our name and to the description of our opinion letter, to be signed and dated the date of the Proxy Statement/Prospectus referred to below, under the caption "The Merger--Opinion of Financial Advisor" in, and to the inclusion of such opinion letter as Appendix II to, the Proxy Statement/Prospectus of Roosevelt Financial Group, Inc. and Sentinel Financial Corporation, which Proxy Statement/Prospectus is part of this Registration Statement on Form S-4 of Roosevelt Financial Group, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                   TRIDENT FINANCIAL CORPORATION


                                                   By /s/ Michael A. Murphy
                                                      -------------------------
                                                          Michael A. Murphy
                                                          Managing Director



MAM/CP
5-9-MAM